UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item	7.01 Regulation FD Disclosure

On January 18, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that the Company had publish its Sustainability Report for fiscal year 2023 (the “Report”). The Report includes the Company’s first disclosure aligned with the recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”) and highlights the Company’s achievements related to environmental stewardship. The Report is available on the Company’s website at https://www.uraniumenergy.com/sustainability/ and has been filed with the SEC through EDGAR on Form 8-K.

Amir Adnani, President and CEO stated: “We have made significant progress in advancing our sustainability program, in line with the advancements we have made as a Company. We have maintained our industry leading health and safety record, while advancing our reclamation and decarbonization programs. By prioritizing environmental stewardship, we are not only meeting regulatory requirements but also exceeding industry standards. As we look to restart uranium production in August 2024, our commitment to sustainable mining practices bolster our reputation as a responsible corporate citizen and serve as a foundation for long-term success.”

A copy of the news release is attached as Exhibit 99.1 hereto.

Item	9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated January 18, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: January 18, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer